Current Report on Form 8-K

               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                      ---------------------

                           FORM 8-K/A

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 6, 1998

                       INAMED CORPORATION

                       ------------------
     (Exact name of registrant as specified in its charter)

     FLORIDA                  1-9741              59-0920629

----------------------------  -------------    -----------------
(State or other jurisdiction  (Commission      (IRS Employer
  of incorporation)            File Number)     Identification No.)

              3800 Howard Hughes Parkway, Suite 900
                    Las Vegas, Nevada  89109

             --------------------------------------
             Address of principal executive offices


Registrant's telephone number, including area code:  702/791-3388

                               N/A

  -------------------------------------------------------------
 (Former name or former address, if changed since last report.)
     This amended Form 8-K is being filed on March 27, 1998 with respect to the Form 8-K filed on March 16, 1998 for a reportable event which occurred on March 6, 1998; namely, the resignation of Coopers & Lybrand L.L.P. ("C&L" or the "former independent accountant").

     INAMED Corporation (the "Company" or "INAMED") is filing this report on Form 8-K in connection with the resignation of Coopers & Lybrand L.L.P. as the Company's independent accountant. The issues of concern expressed by the former independent accountant, as noted below in Item 4, relate to matters arising prior to major changes in senior management which began in December 1997. The new senior management, the audit committee and the board of directors hereby express their commitment to ensuring that these types of issues do not arise again.

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     In the discussions between the Company and C&L prior to the original filing of this Form 8-K, the Company privately explained its rationale for not including C&L's comment regarding management's inability to sign customary representation letters. Subsequently, C&L chose to include that comment as item (1) in its letter to the S.E.C. dated March 25, 1998 and included herein as Exhibit 16.2. Accordingly, in response, the Company reiterates that (a) the current Chief Executive Officer is prepared to sign a customary representation letter, a fact which C&L was advised of during the period after their resignation on March 6, 1998 and before the original filing of this Form 8-K; and (b) the Company believes that the viewpoint of the former Chief Financial Officer on this issue is not relevant since he had been terminated for cause for a variety of reasons, including his demand for substantial additional compensation in return for his willingness to provide C&L with a representation letter. As noted above, the Company felt it had a valid basis for not including this comment in the original Form 8-K which was filed on March 17, 1998; however, given the fact that C&L has since presented this issue in its letter to the S.E.C., the Company is compelled to now explain its views in this amended Form 8-K.

     (i)  As of March 6, 1998 Coopers & Lybrand L.L.P., the
          Company's independent accountant, has resigned.

     (ii) The prior reports of the former independent accountant contained explanatory language discussing the Company's ability to continue as a going concern and the uncertainty related to the outcome of the breast implant class action litigation. In addition, the Company had been subject to a default judgment of $10 million in 1995 (arising from a case in Missouri in which its products were not used), for which no conclusion had been reached as to the appropriate accounting; accordingly, once proper accounting treatment is resolved, it may affect prior accounting periods and previously issued financial statements. Since the original filing of this Form 8-K, the Company's motion to set aside the default judgment was granted, which moots the issue of accounting treatment noted above.

     (iii)Neither the Company's board of directors nor its audit committee had recommended the decision by the former independent accountant to resign.

     (iv) The former independent accountant advised the Company that there had been a disagreement, which was satisfactorily resolved, as to the method for determining the Company's reserves for product returns and the adequacy of such reserves. The Company had reduced its reserves for returns in the third quarter of 1996 by approximately $1.9 million; as a result of the resolution of this issue, the Company plans to file an amended Form 10-Q to increase such reserves.

     (v)  I.   The former independent accountant advised the
          Company that the quality and oversight of the Company's systems of internal controls and management controls were not being properly administered, resulting in matters such as the following:

              . In early and mid-1997, the Company filed registration statements on Forms S-1 and S-3 containing historical financial statements for 1995 and 1996 without the prior knowledge or consent of the former independent accountant.

             . The former independent accountant has been informed that the 1996 and 1997 financial statements will have large fourth quarter adjustments. No conclusion has been reached as to the appropriate quarter(s) in which such adjustments should be recorded; however, the Company believes it will be necessary to restate and refile its Form 10-Qs for 1996 and 1997.

             . There have been numerous related party transactions which were not supported by adequate documentation or independent approval and authorization, such as:

                    (i)  Use of chartered airplane;

                    (ii) Wire transfers in 1997 totaling
                         approximately $240,000 to a corporate
                         officer/director;

                    (iii)Advance payments in 1996 totaling
                         approximately $330,000 to a management
                         company owned by a corporate
                         officer/director; and

                    (iv) The Company's personnel and other
                         resources had been used to assist in the development of a business opportunity related to ultrasonic liposuction for the benefit of a company controlled by INAMED's former chairman and CEO.

               With respect to item (ii) above, $180,000 of those monies were properly payable to that person pursuant to a pre-existing consulting agreement. When the difference of $60,000 was brought to the attention of senior management, that person promptly repaid those funds (plus interest) to the Company.

               With respect to item (iii) above, in 1997 the Company received invoices to support part of that payment and the balance was repaid to the Company
               (plus interest).

               With respect to item (iv) above, to date the Company has not been reimbursed for the use of its personnel and resources, although it believes that the amounts in question aggregate approximately $150,000.

               The Company plans to take adequate reserves for these transactions and to seek appropriate documentation and support. The new senior management has instituted new policies and procedures to appropriately deal with all related party transactions and to ensure that any payments to related parties do not impede the Company's other obligations (such as remittance of payroll taxes when due).

           . During 1996 and early 1997, the Company repurchased an aggregate of approximately $56,000 of outstanding common stock from former employees and others, which appears to be a violation of certain debt covenants. These transactions were rescinded in 1998 once they were brought to the attention of senior management; no conclusion has been reached as to whether these actions may give rise to the need for waivers of covenants in the Company's indenture for its senior debt.

          . The Company has not responded in writing to a comment letter from the Securities and Exchange Commission ("S.E.C.") dated February 14, 1997. However, the Company has held verbal discussions with the S.E.C. and has reflected many of the comments in subsequent filings. In connection with the filing of its 1997 Form 10-K, the Company plans to respond in writing to the S.E.C. comment letter.

          II. The former independent accountant has advised the Company that there were illegal acts in 1996 and 1997, which were appropriately corrected by the Company once they were brought to the attention of the audit committee. See item (a) below. In addition, there are currently a number of other matters which the former independent accountant has advised the Company may constitute illegal acts. See item (b) below.

          (a) During 1997, the former independent accountant advised the Company that it was an illegal act for the Company to not promptly pay an aggregate of approximately $4.6 million of payroll taxes when due in late 1996 and early 1997 to state and federal tax agencies. This issue was appropriately corrected by the Company once it was brought to the attention of the audit committee and the board of directors.

          (b) After the changes in senior management began in December 1997, other potential violations of law arising earlier in the year were identified by the former independent accountant; these issues were promptly addressed once they were brought to the attention of new senior management. These include the failure to garnish approximately $4,000 of a former corporate officer's salary, and the question of whether the Company's Brazilian subsidiary (which accounts for less than 1% of the Company's sales) had properly paid certain taxes, had proper authority to conduct its business, and whether it was maintaining proper books of account. These matters are being reviewed by legal counsel. No conclusion has been reached as to whether any of these activities might give rise to the need for waivers of covenants in the Company's indenture for its senior debt.


Item 5.   OTHER EVENTS.

     On March 11, 1998, the Company issued a news release disclosing that Coopers & Lybrand L.L.P. had resigned as the Company's independent accountant and that Thomas R. Pilholski is no longer an employee of the Company. The full text of that announcement is attached as an exhibit.

     On March 25, 1998 the Company announced that Thomas K.
Larson will soon be joining the Company as its new Chief
Financial Officer. The full text of that announcement is attached as an exhibit.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (c)  EXHIBITS

               16.1 Letter from Coopers & Lybrand L.L.P. dated
                    March 6, 1998

               16.2 Letter from Coopers & Lybrand L.L.P. dated
                    March 25, 1998

               99.1 News Release dated March 11, 1998

               99.2 News Release dated March 25, 1998



                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INAMED CORPORATION


Dated:  March 27, 1998             By: /s/ Richard G. Babbitt

                                   Name:  Richard G. Babbitt
                                   Title:  Chairman and Chief
                                           Executive Officer

                          EXHIBIT INDEX


          16.1 Letter from Coopers & Lybrand L.L.P. dated March
               6, 1998

          16.2 Letter from Coopers & Lybrand L.L.P. dated March
               25, 1998

          99.1 News Release dated March 11, 1998

          99.2 News Release dated March 25, 1998
                                                   [Exhibit 16.1]

Coopers & Lybrand L.L.P.
21650 Oxnard Street
Suite 1900
Woodland Hills, CA  93167-4901

March 6, 1998

Mr. Richard Babbitt
Chairman and Chief Executive Officer
INAMED Corporation
3800 Howard Hughes Parkway
Suite 900
Las Vegas, Nevada  89109

By Fax and Express Mail

Dear Mr. Babbitt:

This is to confirm that the client-auditor relationship between INAMED Corporation and Coopers & Lybrand L.L.P. has ceased.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Mr. Richard Talley
     Chairman, Audit Committee
     INAMED Corporation

                                                   [Exhibit 16.2]

Coopers & Lybrand L.L.P.
21650 Oxnard Street
Suite 1900
Woodland Hills, CA  93167-4901

March 25, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by INAMED Corporation (the "Company"), which we understand have been filed with the Securities and Exchange Commission (the "SEC"), pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated March 6, 1998 (the "Form 8-K") (copy attached). We agree with the matters concerning our Firm reported by the Company in the Form 8-K, however, we are unable to agree, disagree or comment with respect to certain of the matters included in Form 8-K as described in items (2) through (11) below; we believe that item (1) below should have been included in the Form 8-K:

(1) In describing matters resulting from the quality and oversight of the Company's systems of internal controls and management controls under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I of Form 8-K), the Company did not report that prior to our resignation as the Company's independent accountants, the Company's current Chief Executive Officer and former Chief Financial Officer had indicated that at that time they were unable to sign management's representations letter as required under Statements of Auditing Standards issued by the American Institute of Certified Public Accountants.

(2) The Company's preamble to item 4 in Form 8-K refers to matters "arising prior to changes in Senior Management which began in December 1997." We would like to point out that the changes relate only to the following:

     .    Appointment of Richard Babbitt as Chairman and CEO;
     .     Appointment of Don McGhan as Chairman Emeritus and Mr.
       McGhan's resignation as Chairman and CEO;
     .    Appointment of Ilan Reich as Executive Vice President;
     .    Appointment of Tom Pilholski as Chief Financial Officer, and
       his subsequent resignation.

(3)  In   describing  matters  resulting  from  the  quality  and
     oversight of the Company's systems of internal controls and management controls under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I first bullet point of Form 8-K), the Company did not complete the
     information  in  the  first bullet point.   We  believe  the
     complete description is as follows: "In early and mid-1997, the Company filed registration statements on Forms S-1 and S-3 containing historical financial statements for 1995 and 1996 without the prior knowledge or consent of the former independent accountants."

(4) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(ii) of Form 8-K), with respect to statements concerning the default judgment of $10 million, we are unable to agree, disagree or comment as to whether the product used was from the Company.

(5) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I third bullet point of Form 8-K), with respect to related party transaction, we are unable to agree, disagree or comment as to the amount of wire transfers made to a corporate officer and repayments made by the corporate officer.

(6) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I third bullet point of Form 8-K), with respect to related party transaction, we are unable to agree, disagree or comment as to the amount of advances made to a management company owned by a corporate officer/director, the adequacy of invoices to support part of the payment and any balance repaid.

(7) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I third bullet point of Form 8-K), with respect to related party transaction, we are unable to agree, disagree or comment as to the aggregate amount of expenses reimbursable for the use of the Company's personnel and other resources used to assist in the development of a business opportunity related to ultrasonic liposuction for the benefit of a company controlled by INAMED's former chairman and CEO.

(8) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I third bullet point of Form 8-K), with respect to related party transaction, we are unable to agree, disagree or comment as to the appropriateness of any new policies and procedures instituted by new management to ensure that any payments to related parties will not impede the Company's other obligations.

(9) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I fourth bullet point of Form 8-K), with respect to the repurchase of outstanding common stock from former employees and others, we are unable to agree, disagree or comment as to the aggregate amount of such repurchases and reversal of such transactions.

(10) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)I fifth bullet point of Form 8-K), with respect to the comment letter dated February 14, 1997 received from the SEC, we are unable to agree, disagree or comment on any verbal discussions with the SEC and whether the Company has reflected such comments in subsequent filings and any future plans to respond in writing.

(11) In describing matters under Item 304(a)(1)(v) of Regulation S-K (identified by the Company as Item 4(v)II(b) of Form 8-
     K), with respect to other violations of law, we are unable to agree, disagree or comment on the amount of garnishment levied upon the former corporate officer's salary nor the amount of the Brazilian subsidiary's sales as a percentage of the Company's sales.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P

                                                   [Exhibit 99.1]


INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (702) 791-3388


                  INAMED CORPORATION ANNOUNCES
                RESIGNATION OF COOPERS & LYBRAND


LAS VEGAS, NEVADA - March 11, 1998 - INAMED Corporation (OTC Bulletin Board: IMDC), a global surgical and medical device company, announced today that Coopers & Lybrand has resigned as the Company's outside auditor. The reasons for the resignation will be set forth in a Form 8-K, to be filed shortly. The Company also announced that Thomas R. Pilholski, who had been hired as Chief Financial Officer in December 1997, is no longer an employee. The Company expects to hire a new Chief Financial Officer and retain a new outside auditor in the near future.

INAMED Corporation has 26 operating subsidiaries in the United States, Europe, Mexico, Latin America and Asia. The subsidiaries are engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets. INAMED is headquartered in Las Vegas, Nevada.

                                                   [Exhibit 99.2]

INAMED "Innovation and Medicine"        INAMED CORPORATION
                                        3800 Howard Hughes Parkway
                                        Suite 900
                                        Las Vegas, NV  89109
                                        (702) 791-3388
                                        Fax:  (702) 791-1922

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:    Richard G. Babbitt
                    (702) 791-3388

                    Ilan K. Reich
                    (702) 791-3388

                   INAMED CORPORATION ANNOUNCES
                   NEW CHIEF FINANCIAL OFFICER

LAS VEGAS, NEVADA - March 25, 1998 - INAMED Corporation (OTC Bulletin Board: IMDC), a global surgical and medical device company, announced today that Mr. Thomas K. Larson, Jr. will join the company as Chief Financial Officer effective April 1, 1998.

Mr. Larson has broad experience in financial and operating management in a wide range of industries. He is a 26-year veteran of Xerox Corporation, with financial and administrative roles in their telecommunications business, research laboratories and special products division, which included aerospace and medical diagnostic products. He has also been the CFO of Revell Corporation, a maker of scale model kits, and for the past eight years was the CFO of a privately held specialty bed manufacturer.

Mr. Larson has a B.A. degree from Allegheny College, and he has attended graduate programs at the University of Pittsburgh and Harvard Business School.

Commenting on these new developments, Richard G. Babbitt, Chairman and Chief Executive Officer of INAMED, noted: "We are pleased to have a senior executive with Tom's vast experience and background join our new management team. We think he has the right combination of financial, operational and people skills to help us to continue to grow our Company."

INAMED Corporation has 26 operating subsidiaries in the United States, Europe, Mexico, Latin America and Asia. The subsidiaries are engaged in the development, manufacturing and marketing of medical devices for the plastic and reconstructive, bariatric and general surgery markets. INAMED is headquartered in Las Vegas, Nevada.